SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.



                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                      Securities and Exchange Act of 1934



       Date of Report (Date of earliest event reported): April 17, 1996


                       COEUR D'ALENE MINES CORPORATION
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            (Exact name of Registrant as specified in its charter)


         Idaho                      1-8641             82-0109423
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(State or other jurisdiction      (Commission        (IRS Employer
      of incorporation)           File Number)       Identification
                                                       Number)

     400 Coeur d'Alene Mines Bldg.
     505 Front Avenue
     Coeur d'Alene, Idaho                         83814
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 (Address of principal executive offices)      (zip code)


      Registrant's telephone number, including area code: (208) 667-3511
                                                          --------------


                                Not Applicable
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         (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     As reported in the Current Report on Form 8-K of Coeur d'Alene Mines Corporation ("Coeur" or the "Company") filed on March 27, 1996, the Company increased the cash component of its earlier announced offer to acquire outstanding shares of Gasgoyne Gold Mines NL, an Australian gold mining company ("Gasgoyne"), from the holders thereof. Pursuant to the revised offer (the "Offer"), the Company offered 7 shares of its common stock plus A$96 in exchange for each 100 Gasgoyne shares. On April 11, 1996, the Company waived all conditions to which the Offer previously was subject, including the prior condition that the Company acquire at least 50.1% of Gasgoyne's outstanding shares. Furthermore, the Company reduced the settlement period enabling Gasgoyne shareholders who accept the Offer to receive from Coeur their cash and Coeur shares within five business days of their acceptance of the Offer. The Offer originally was to expire on April 22, 1996. On April 21, 1996, the Offer was extended to April 26, 1996, and the Offer expired on April 26, 1996.

     As of the close of business on April 26, 1996, Coeur had issued (or received acceptances from Gasgoyne shareholders requiring Coeur to issue) a total of 1,141,983 shares of Coeur common stock and paid (or received acceptances from Gasgoyne shareholders requiring Coeur to pay) a total of approximately A$19.5 million (or approximately US$15.4 million based on the currency exchange rate in effect on April 26, 1996) to Gasgoyne shareholders holding 20,293,691 Gasgoyne shares that accepted the Offer. Such amount of Gasgoyne shares constitute 35.4% of Gasgoyne's 57,276,507 outstanding shares (or 35.1% of Gasgoyne's outstanding shares and 462,025 shares subject to outstanding options).

     The Gasgoyne shares acquired by the Company include 13,839,682 shares acquired by Coeur on April 17, 1996 from Ioma Pty. Ltd. ("Ioma"), which was the principal shareholder of Gasgoyne and is a private investment company controlled by Mr. Crabb, Chief Executive Officer of Gasgoyne, Mr. Rick Crabb, a director of Gasgoyne, and other members of the Crabb family.

     Coeur intends to finance its cash payments to Gasgoyne shareholders through a loan facility with Rothschild Australia Limited, which provides for a maximum of US$50 million of borrowings at an annual interest rate equal to LIBOR plus 1.5%.

     The Coeur shares being offered and issued in connection with the Offer have not been registered under the Securities Act of 1933 (the "Act") in reliance upon Regulation S thereunder and, consequently, the shares may not be offered or sold by former Gasgoyne shareholders to "U.S. persons" (as defined in Rule 902(o) of Regulation S under the Act) unless the shares are registered

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

under the Act or an exemption from such registration is available. Pursuant to Rule 903(c)(2)(iii) of Regulation S, Coeur shares issued to Gasgoyne shareholders may not be offered or sold to any U.S. persons prior to June 6, 1996, which is the date following the expiration of a 40-day restricted period commencing on April 26, 1996, which was the date of the expiration of the Offer.

     Sons of Gwalia Limited, an Australian gold mining company ("Sons of Gwalia"), recently completed a competing offer to acquire outstanding Gasgoyne shares on the basis of one Sons of Gwalia share in exchange for each three Gasgoyne shares. The Sons of Gwalia offer expired on April 26, 1996. Coeur understands that as of April 26, 1996, Sons of Gwalia had acquired (or received acceptances from Gasgoyne shareholders entitling Sons of Gwalia to acquire) a total of 35,159,497 Gasgoyne shares, representing approximately 61.4% of Gasgoyne's total outstanding shares (or 60.9% of Gasgoyne's outstanding shares and shares subject to outstanding options).


Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
          EXHIBITS

     In accordance with Items 7(a)(4) and 7(b)(2) of Form 8-K, the financial statements of Gasgoyne called for by Item 7(a) of Form 8-K and Rule 3-05(b) of Regulation S-X, and the pro forma financial information called for by Item 7(b) of Form 8-K and Article XI of Regulation S-X, will be filed by amendment as soon as practicable but not later than July 1, 1996.

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

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                         COEUR D'ALENE MINES CORPORATION
                                         (Registrant)


Dated: April 29, 1996                    By: /s/JAMES A. SABALA
                                             ------------------
                                             James A. Sabala
                                             Senior Vice President and
                                              Chief Financial Officer